UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 30, 2007

Bancinsurance Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	0-8738	31-0790882
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

250 East Broad Street, 10th Floor, Columbus, Ohio		43215
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	614-220-5200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On May 30, 2007, the Compensation Committee of the Board of Directors of Bancinsurance Corporation (the "Company") granted restricted stock awards to the Company’s President and Acting Chief Executive Officer, the Company’s Chief Financial Officer, the Senior Vice President of Lender Services of Ohio Indemnity Company (a wholly-owned subsidiary of the Company) and the Vice President of Specialty Products of Ohio Indemnity Company pursuant to the Bancinsurance Corporation 2002 Stock Incentive Plan, as amended, and the Restricted Stock Award Agreement, which form is attached hereto as Exhibit 10.1. The restricted common shares vest in equal annual installments on the first, second and third anniversaries of the date of grant subject to the executive officers continued employment with the Company on the applicable anniversary date. Upon death or disability of the executive officer, any unvested restricted common shares fully vest. The restricted stock awards to the executive officers on May 30, 2007 were as follows:

John S. Sokol, President and Acting Chief Executive Officer: 28,594 restricted common shares

Matthew C. Nolan, Vice President, Chief Financial Officer, Treasurer and Secretary: 7,813 restricted common shares

Daniel J. Stephan, Senior Vice President of Lender Services of Ohio Indemnity Company: 7,681 restricted common shares

Stephen J. Toth, Vice President of Specialty Products of Ohio Indemnity Company: 4,035 restricted common shares

The foregoing description of the restricted stock awards is qualified in its entirety by reference to Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Form of the Restricted Stock Award Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bancinsurance Corporation

June 4, 2007	By:	/s/ Matthew C. Nolan

Name: Matthew C. Nolan
Title: Vice President, Chief Financial Officer, Treasurer and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Form of the Restricted Stock Award Agreement